SLM Student Loan Trust 1996-2
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 7/01/04 - 9/30/04

I. Deal Parameters

		Student Loan Portfolio Characteristics	6/30/2004	Activity	9/30/2004
A	i	Portfolio Balance	$225,028,782.84	($27,945,890.43)	$197,082,892.41
	ii	Interest to be Capitalized	834,185.15		764,107.61

	iii	Total Pool	$225,862,967.99		$197,847,000.02

B	i	Weighted Average Coupon (WAC)	4.382%		4.428%
	ii	Weighted Average Remaining Term	73.26		71.99
	iii	Number of Loans	135,296		123,973
	iv	Number of Borrowers	55,743		51,157

		Notes and Certificates		Spread	Balance 07/26/04	% of Pool	Balance 10/25/04	% of Pool
C	i	A-1 Notes	78442GAA4	0.51%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GAB2	0.71%	172,832,967.99	76.521%	144,817,000.02	73.196%
	iii	Certificates	78442GAC0	0.96%	53,030,000.00	23.479%	53,030,000.00	26.804%

	iv	Total Notes and Certificates			$225,862,967.99	100.000%	$197,847,000.02	100.000%

		Reserve Account	7/26/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$564,657.42	$494,617.50
	iv	Reserve Account Floor Balance ($)	$1,515,030.00	$1,515,030.00
	v	Current Reserve Acct Balance ($)	$1,515,030.00	$1,515,030.00

II. 1996-2 Transactions from: 7/1/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$26,047,100.95
	ii	Principal Collections from Guarantor	2,632,277.52
	iii	Principal Reimbursements	3,407.41
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$28,682,785.88

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$39,704.79
	ii	Capitalized Interest	(776,600.24)

	iii	Total Non-Cash Principal Activity	$(736,895.45)

C	Total Student Loan Principal Activity		$27,945,890.43

D	Student Loan Interest Activity
	i	Regular Interest Collections	$1,243,419.03
	ii	Interest Claims Received from Guarantors	121,670.89
	iii	Collection Fees/Return Items	33,926.50
	iv	Late Fee Reimbursements	153,057.62
	v	Interest Reimbursements	5,048.36
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	2,943.64
	viii	Subsidy Payments	289,898.91

	ix	Total Interest Collections	$1,849,964.95

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(555.40)
	ii	Capitalized Interest	776,600.24

	iii	Total Non-Cash Interest Adjustments	$776,044.84

F	Total Student Loan Interest Activity		$2,626,009.79

G	Non-Reimbursable Losses During Collection Period		$34,467.25

H	Cumulative Non-Reimbursable Losses to Date		$2,463,412.88

III. 1996-2 Collection Account Activity 7/1/2004 through 9/30/2004

A	Principal Collections
i	Principal Payments Received	$14,093,269.75
ii	Consolidation Principal Payments	14,586,108.72
iii	Reimbursements by Seller	1,989.42
iv	Borrower Benefits Reimbursements	305.00
v	Reimbursements by Servicer	1,112.99
vi	Re-purchased Principal	0.00

vii	Total Principal Collections	$28,682,785.88

B	Interest Collections
i	Interest Payments Received	$1,549,658.34
ii	Consolidation Interest Payments	108,274.13
iii	Reimbursements by Seller	1,159.77
iv	Borrower Benefits Reimbursements	0.00
v	Reimbursements by Servicer	3,888.59
vi	Re-purchased Interest	0.00
vii	Collection Fees/Return Items	33,926.50
viii	Late Fees	153,057.62

ix	Total Interest Collections	$1,849,964.95

C	Other Reimbursements	$95,241.37

D	Administrator Account Investment Income	$—

TOTAL FUNDS RECEIVED	$30,627,992.20
(LESS: SERVICING FEES PREVIOUSLY REMITTED)	$(492,864.19)
E	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT	$30,135,128.01

F	Servicing Fee Calculation-Current Month
i	Unit Charge Calculation	$236,866.08
ii	Percentage of Principal Calculation	$232,412.24
iii	Lesser of Unit or Principal Calculation	$232,412.24

G	Servicing Fees Due for Current Period	$232,412.24

H	Carryover Servicing Fees Due	$4,949.50
Jul-04	Servicing Carryover	$4,949.50
Aug-04	Servicing Carryover	$—
Sep-04	Servicing Carryover	$—

$4,949.50

I	Administration Fees Due	$20,000.00

J	Total Fees Due for Period	$257,361.74

IV. 1996-2	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004
INTERIM:
In School
Current	4.709%	4.706%	453	383	0.335%	0.309%	$1,411,265.27	$1,232,570.66	0.627%	0.625%

Grace
Current	4.608%	4.622%	112	151	0.083%	0.122%	373,184.90	442,717.85	0.166%	0.225%

TOTAL INTERIM	4.688%	4.683%	565	534	0.417%	0.431%	$1,784,450.17	$1,675,288.51	0.793%	0.850%
REPAYMENT
Active
Current	4.387%	4.419%	92,382	84,580	68.281%	68.225%	$121,588,373.42	$105,593,962.22	54.032%	53.578%
31-60 Days Delinquent	4.442%	4.472%	5,409	4,914	3.998%	3.964%	11,024,938.75	9,089,814.81	4.899%	4.612%
61-90 Days Delinquent	4.397%	4.429%	3,196	2,784	2.362%	2.246%	6,861,718.52	6,052,450.16	3.049%	3.071%
91-120 Days Delinquent	4.369%	4.474%	2,067	1,999	1.528%	1.612%	5,049,804.52	4,548,627.19	2.244%	2.308%
> 120 Days Delinquent	4.427%	4.489%	5,479	5,453	4.050%	4.399%	14,819,929.91	14,222,835.09	6.586%	7.217%

Deferment
Current	4.296%	4.351%	13,494	13,079	9.974%	10.550%	30,903,811.09	29,092,245.64	13.733%	14.761%

Forbearance
Current	4.388%	4.468%	12,057	9,914	8.912%	7.997%	31,224,815.42	25,127,146.22	13.876%	12.750%

TOTAL REPAYMENT	4.380%	4.424%	134,084	122,723	99.103%	98.991%	$221,473,391.63	$193,727,081.33	98.419%	98.297%
Claims in Process (1)	4.381%	4.600%	646	714	0.477%	0.576%	1,765,043.22	1,668,917.47	0.784%	0.847%
Aged Claims Rejected (2)	4.220%	4.170%	1	2	0.001%	0.002%	5,897.82	11,605.10	0.003%	0.006%
GRAND TOTAL	4.382%	4.428%	135,296	123,973	100.000%	100.000%	$225,028,782.84	$197,082,892.41	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1996-2 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.412%	96,633	$141,845,775.65	71.973%
- GSL - Unsubsidized	4.161%	21,459	40,360,419.61	20.479%
- PLUS Loans	5.318%	2,473	5,160,449.20	2.618%
- SLS Loans	5.300%	3,408	9,716,247.95	4.930%

- Total	4.428%	123,973	$197,082,892.41	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.449%	98,171	$157,947,900.59	80.143%
-Two Year	4.326%	17,535	25,737,889.57	13.059%
-Technical	4.369%	8,259	13,386,532.61	6.792%
-Other	5.556%	8	10,569.64	0.005%

- Total	4.428%	123,973	$197,082,892.41	100.000%

*Percentages may not total 100% due to rounding.

VI. 1996-2 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$1,975,065.56
B	Interest Subsidy Payments Accrued During Collection Period		247,449.46
C	SAP Payments Accrued During Collection Period		210,787.36
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)		81,936.32
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$2,515,238.70

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	366
	iii	Net Expected Interest Collections	$2,515,238.70
	iv	Primary Servicing Fee	$725,276.43
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$225,862,967.99
	vii	Student Loan Rate	3.15180%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(07/26/04 - 10/25/04)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			2.32173%
K	Class A-2 Interest Rate	0.005772607	(07/26/04 - 10/25/04)	2.32173%
L	Certificate T-Bill Based Rate of Return			2.57173%
M	Certificate Rate of Return	0.006394192	(07/26/04 - 10/25/04)	2.57173%

VII. 1996-2 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
7/26/2004	–	7/26/2004	1	1.352%	2.062%	2.312%

7/27/2004	–	8/2/2004	7	1.449%	2.159%	2.409%

8/3/2004	–	8/9/2004	7	1.490%	2.200%	2.450%

8/10/2004	–	8/16/2004	7	1.497%	2.207%	2.457%

8/17/2004	–	8/23/2004	7	1.498%	2.208%	2.458%

8/24/2004	–	8/30/2004	7	1.541%	2.251%	2.501%

8/31/2004	–	9/7/2004	8	1.607%	2.317%	2.567%

9/8/2004	–	9/13/2004	6	1.663%	2.373%	2.623%

9/14/2004	–	9/20/2004	7	1.671%	2.381%	2.631%

9/21/2004	–	9/27/2004	7	1.716%	2.426%	2.676%

9/28/2004	–	10/4/2004	7	1.741%	2.451%	2.701%

10/5/2004	–	10/12/2004	8	1.716%	2.426%	2.676%

10/13/2004	–	10/24/2004	12	1.711%	2.421%	2.671%

Total Days in Accrual Period			91

VIII. 1996-2 Inputs From Previous Quarterly Servicing Reports 6/30/2004

A	Total Student Loan Pool Outstanding
	i	Current Pool Balance	$225,028,782.84
	ii	Interest To Be Capitalized	834,185.15

	iii	Total Student Loan Pool Outstanding	$225,862,967.99

B	Total Note and Certificate Factor		0.1490815
C	Total Note and Certificate Balance		$225,862,967.99

D	Note Balance 7/26/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000	0.3548932	1.0000000
	ii	Note Principal Shortfall	$0.00	$0.00	$0.00
	iii	Expected Note Balance	$0.00	$172,832,967.99	$53,030,000.00

	iv	Note Balance	$0.00	$172,832,967.99	$53,030,000.00
E	Interest Shortfall		$0.00	$0.00	$0.00
F	Interest Carryover		$0.00	$0.00	$0.00

G	Reserve Account Balance		$1,515,030.00
H	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
I	Unpaid Administration fees from Prior Quarter(s)		$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
K	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 1996-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Sections III -E + VI-D)		$30,217,064.33	$30,217,064.33

B	Primary Servicing Fees-Current Month		$232,412.24	$29,984,652.09
C	Administration Fee		$20,000.00	$29,964,652.09

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$29,964,652.09
	ii	Class A-2	$997,696.87	$28,966,955.22

	iii	Total Noteholder’s Interest Distribution	$997,696.87

E	Certificateholder’s Return Distribution Amount		$339,084.01	$28,627,871.21

F	Noteholder’s Principal Distribution Amount
	i	Class A-1	$0.00	$28,627,871.21
	ii	Class A-2	$28,015,967.97	$611,903.24

	iii	Total Noteholder’s Principal Distribution	$28,015,967.97

G	Certificateholder’s Balance Distribution Amount		$0.00	$611,903.24

H	Increase to the Specified Reserve Account Balance		$0.00	$611,903.24

I	Carryover Servicing Fees		$4,949.50	$606,953.74

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$606,953.74
	i	Class A-2	$0.00	$606,953.74

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$606,953.74

L	Excess to Reserve Account		$606,953.74	$0.00

X. 1996-2 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due			$0.00	$997,696.87	$339,084.01
	ii	Quarterly Interest Paid			0.00	997,696.87	339,084.01

	iii	Interest Shortfall			$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$28,015,967.97	$0.00
	viii	Quarterly Principal Paid			0.00	28,015,967.97	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$29,013,664.84	$339,084.01

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 9/30/04			$225,862,967.99
	ii	Pool Balance 9/30/04			$197,847,000.02

	iii	Pool Exceeding Notes and Certificate Balance (i-ii)			$28,015,967.97

	iv	Principal Distribution Amount			$28,015,967.97

C		Total Principal Distribution			$28,015,967.97
D		Total Interest Distribution			$1,336,780.88

E		Total Cash Distributions-Note and Certificates			$29,352,748.85

F	Note & Certificate Balances			7/26/2004	10/25/2004
	i	A-1 Note Balance	(78442GAA4)	$—	$—
		A-1 Note Pool Factor		0.0000000	0.0000000

	ii	A-2 Note Balance	(78442GAB2)	$172,832,967.99	$144,817,000.02
		A-2 Note Pool Factor		0.3548932	0.2973655

	iii	Certificate Balance	(78442GAC0)	$53,030,000.00	$53,030,000.00
		Certificate Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance				$1,515,030.00
	ii	Deposits to correct Shortfall				$—
	iii	Deposits from Excess Servicing				$606,953.74

	iv	Total Reserve Account Balance Available				$2,121,983.74
	v	Required Reserve Account Balance				$1,515,030.00

	vi	Shortfall Carried to Next Period				$—
	vii	Excess Reserve - Release to SLM Investment Corp.				$606,953.74
	viii	Ending Reserve Account Balance				$1,515,030.00

XI. 1996-2 Historical Pool Information

						2003	2002
			7/01/04 - 9/30/04	4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$225,028,782.84	$242,894,633.70	$268,874,313.32	$396,153,216.84	$552,165,325.64

	Student Loan Principal Activity
	i	Regular Principal Collections	$26,047,100.95	$15,947,782.27	$24,145,174.30	$103,751,860.91	$94,764,215.41
	ii	Principal Collections from Guarantor	2,632,277.52	2,717,507.90	2,611,117.18	13,170,574.88	16,858,253.32
	iii	Principal Reimbursements	3,407.41	19,834.62	111,887.24	15,663,659.56	53,608,106.93
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$28,682,785.88	$18,685,124.79	$26,868,178.72	$132,586,095.35	$165,230,575.66
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$39,704.79	$37,495.20	$35,086.23	$531,289.58	$1,120,975.54
	ii	Capitalized Interest	(776,600.24)	(856,769.13)	(923,585.33)	(5,838,481.41)	(10,339,442.40)

	iii	Total Non-Cash Principal Activity	$(736,895.45)	$(819,273.93)	$(888,499.10)	$(5,307,191.83)	$(9,218,466.86)

(-)	Total Student Loan Principal Activity		$27,945,890.43	$17,865,850.86	$25,979,679.62	$127,278,903.52	$156,012,108.80

	Student Loan Interest Activity
	i	Regular Interest Collections	$1,243,419.03	$1,283,540.58	$1,516,928.33	$8,447,103.30	$16,022,411.67
	ii	Interest Claims Received from Guarantors	121,670.89	130,498.96	124,621.30	744,590.51	1,187,361.61
	iii	Collection Fees/Return Items	33,926.50	25,390.38	32,777.99	100,686.91	35,926.24
	iv	Late Fee Reimbursements	153,057.62	123,851.50	162,345.34	614,810.66	708,666.45
	v	Interest Reimbursements	5,048.36	9,080.03	7,639.51	148,200.55	501,119.76
	vi	Other System Adjustments	0.00	0.00	0.00	—	—
	vii	Special Allowance Payments	2,943.64	(51.06)	(145.76)	(1,639.85)	(514.50)
	viii	Subsidy Payments	289,898.91	317,953.56	316,056.58	1,825,256.18	3,268,053.64

	ix	Total Interest Collections	$1,849,964.95	$1,890,263.95	$2,160,223.29	$11,879,008.26	$21,723,024.87
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(555.40)	$1,900.59	$1,181.91	$(345,259.28)	$(803,107.72)
	ii	Capitalized Interest	776,600.24	856,769.13	923,585.33	5,838,481.41	10,339,442.40

	iii	Total Non-Cash Interest Adjustments	$776,044.84	$858,669.72	$924,767.24	$5,493,222.13	$9,536,334.68

	Total Student Loan Interest Activity		$2,626,009.79	$2,748,933.67	$3,084,990.53	$17,372,230.39	$31,259,359.55
(=)	Ending Student Loan Portfolio Balance		$197,082,892.41	$225,028,782.84	$242,894,633.70	$268,874,313.32	$396,153,216.84
(+)	Interest to be Capitalized		$764,107.61	$834,185.15	$970,270.76	$1,030,298.19	$1,628,431.42

(=)	TOTAL POOL		$197,847,000.02	$225,862,967.99	$243,864,904.46	$269,904,611.51	$397,781,648.26

XII. 1996-2 Historical Pool Information (continued)

			2001	2000	1999	1998	1997	1996

			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	1/1/98-12/31/98	1/1/97-12/31/97	4/8/96-12/31/96

Beginning Student Loan Portfolio Balance			$693,426,753.77	$826,491,034.47	$983,303,642.95	$1,157,119,554.57	$1,368,940,609.46	$1,499,948,797.64

	Student Loan Principal Activity
	i	Regular Principal Collections	$119,961,597.20	$124,432,072.67	$138,115,398.37	$149,949,538.87	$145,473,007.92	$104,817,308.47
	ii	Principal Collections from Guarantor	16,891,968.26	12,539,354.71	17,820,003.19	40,352,210.15	54,514,426.98	14,273,213.40
	iii	Principal Reimbursements	18,671,517.94	14,837,328.51	20,872,811.81	1,797,228.48	32,082,819.65	30,227,142.04
	iv	Other System Adjustments	—	—	—	—	(0.00)	(7,802.11)

	v	Total Principal Collections	$155,525,083.40	$151,808,755.89	$176,808,213.37	$192,098,977.50	$232,070,254.55	$149,309,861.80

	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,559,967.07	$2,623,658.44	$3,148,632.40	$3,182,463.99	$3,855,960.11	$2,791,175.23
	ii	Capitalized Interest	(15,823,622.34)	(21,368,133.63)	(23,144,237.29)	(21,465,529.87)	(24,105,159.77)	(21,092,848.85)

	iii	Total Non-Cash Principal Activity	$(14,263,655.27)	$(18,744,475.19)	$(19,995,604.89)	$(18,283,065.88)	$(20,249,199.66)	$(18,301,673.62)

(-)	Total Student Loan Principal Activity		$141,261,428.13	$133,064,280.70	$156,812,608.48	$173,815,911.62	$211,821,054.89	$131,008,188.18

	Student Loan Interest Activity
	i	Regular Interest Collections	$28,500,394.14	$37,105,943.21	$45,211,907.75	$54,432,803.82	$59,086,651.06	$43,848,689.58
	ii	Interest Claims Received from Guarantors	1,297,459.25	854,118.33	1,074,354.76	2,490,544.07	3,409,775.51	844,828.73
	iii	Collection Fees/Return Items	—	—	—	—	—	—
	iv	Late Fee Reimbursements	884,829.60	984,766.04	1,048,616.35	307,279.69	1.27	—
	v	Interest Reimbursements	235,666.22	157,329.50	320,379.08	128,279.84	569,993.65	418,023.61
	vi	Other System Adjustments	—	(956.06)	—	—	—	(2,057.69)
	vii	Special Allowance Payments	1,423,318.68	6,943,960.03	417,267.52	1,384,583.73	2,071,430.41	1,356,833.19
	viii	Subsidy Payments	5,471,433.30	7,140,519.43	10,928,499.59	15,657,130.90	24,308,423.57	16,922,688.94

	ix	Total Interest Collections	$37,813,101.19	$53,185,680.48	$59,001,025.05	$74,400,622.05	$89,446,275.47	$63,389,006.36

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,288,286.87)	$(2,402,550.80)	$(2,842,231.34)	$(2,504,011.63)	$(2,963,405.97)	$(2,588,185.48)
	ii	Capitalized Interest	15,823,622.34	21,368,133.63	23,144,237.29	21,465,529.87	24,105,159.77	21,092,848.85

	iii	Total Non-Cash Interest Adjustments	$14,535,335.47	$18,965,582.83	$20,302,005.95	$18,961,518.24	$21,141,753.80	$18,504,663.37

	Total Student Loan Interest Activity		$52,348,436.66	$72,151,263.31	$79,303,031.00	$93,362,140.29	$110,588,029.27	$81,893,669.73

(=)	Ending Student Loan Portfolio Balance		$552,165,325.64	$693,426,753.77	$826,491,034.47	$983,303,642.95	$1,157,119,554.57	$1,368,940,609.46
(+)	Interest to be Capitalized		$2,665,698.97	$3,421,644.77	$6,187,321.92	$10,283,328.75	$11,609,569.57	$13,686,568.72

(=)	TOTAL POOL		$554,831,024.61	$696,848,398.54	$832,678,356.39	$993,586,971.70	$1,168,729,124.14	$1,382,627,178.18

XIII. 1996-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-96	$1,517,607,923	—
Jul-96	$1,483,611,074	4.11%
Oct-96	$1,435,808,978	5.25%
Jan-97	$1,382,627,178	6.20%
Apr-97	$1,326,256,378	6.80%
Jul-97	$1,270,438,672	7.10%
Oct-97	$1,221,695,246	7.02%
Jan-98	$1,168,729,124	7.15%
Apr-98	$1,123,009,294	6.83%
Jul-98	$1,078,803,107	6.44%
Oct-98	$1,035,727,586	6.07%
Jan-99	$993,586,972	5.72%
Apr-99	$949,663,915	5.47%
Jul-99	$901,285,813	5.41%
Oct-99	$865,655,652	4.97%
Jan-00	$832,678,356	4.50%
Apr-00	$797,665,403	4.09%
Jul-00	$730,923,871	3.71%
Oct-00	$728,315,229	3.56%
Jan-01	$696,848,399	3.29%
Apr-01	$665,225,839	3.03%
Jul-01	$630,621,720	2.89%
Oct-01	$595,596,384	2.65%
Jan-02	$554,831,025	2.82%
Apr-02	$514,583,733	3.03%
Jul-02	$481,548,684	3.06%
Oct-02	$436,676,403	3.49%
Jan-03	$397,781,648	3.75%
Apr-03	$362,597,094	4.00%
Jul-03	$338,924,003	3.87%
Oct-03	$296,033,623	4.53%
Jan-04	$269,904,612	4.49%
Apr-04	$243,864,904	4.56%
Jul-04	$225,862,968	4.25%
Oct-04	$197,847,000	4.45%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.